                                                                      EXHIBIT 11

                          AMERICAN HOMESTAR CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                THREE MONTHS ENDED NOVEMBER 30,
                                                                                -----------------------------
                                                                                    1996             1997
                                                                                ------------     ------------
Weighted average number of common shares outstanding ......................       16,887,515       17,178,364

Dilutive effect of stock options ..........................................          650,285          864,728
                                                                                ============     ============

Weighted average number of common and common equivalent shares
     outstanding ..........................................................       17,537,800       18,043,092
                                                                                ============     ============

Net income ................................................................     $  3,869,000     $  4,819,000
                                                                                ============     ============

Earnings per common share-primary .........................................     $       0.22     $       0.27
                                                                                ============     ============

                                                                               THREE MONTHS ENDED NOVEMBER 30,
                                                                                -----------------------------
                                                                                    1996             1997
                                                                                ------------     ------------
Weighted average number of common shares outstanding ......................       16,887,515       17,178,364

Dilutive effect of stock options ..........................................          650,285          864,728
                                                                                ============     ============

Weighted average number of common and common equivalent shares
     outstanding ..........................................................       17,537,800       18,043,092
                                                                                ============     ============

Net income ................................................................     $  3,869,000     $  4,819,000
                                                                                ============     ============

Earnings per common share-fully diluted ...................................     $       0.22     $       0.27
                                                                                ============     ============

                                                                                SIX MONTHS ENDED NOVEMBER 30,
                                                                                -----------------------------
                                                                                    1996             1997
                                                                                ------------     ------------
Weighted average number of common shares outstanding ......................       16,879,339       17,142,452

Dilutive effect of stock options ..........................................          656,414          852,818
                                                                                ------------     ------------

Weighted average number of common and common equivalent shares
     outstanding ..........................................................       17,535,753       17,995,270
                                                                                ============     ============

Net income ................................................................     $  7,023,000     $  6,639,000
                                                                                ============     ============

Earnings per common share-primary .........................................     $       0.40     $       0.37
                                                                                ============     ============

                                                                                SIX MONTHS ENDED NOVEMBER 30,
                                                                                -----------------------------
                                                                                    1996             1997
                                                                                ------------     ------------
Weighted average number of common shares outstanding ......................       16,879,339       17,142,452

Dilutive effect of stock options ..........................................          656,414          852,818
                                                                                ------------     ------------

Weighted average number of common and common equivalent shares
     outstanding ..........................................................       17,535,753       17,995,270
                                                                                ============     ============

Net income ................................................................     $  7,023,000     $  6,639,000
                                                                                ============     ============

Earnings per common share-fully diluted ...................................     $       0.40     $       0.37
                                                                                ============     ============